Contact:

Mark Trinske

Vice President, Investor Relations

(734) 997-4910

mark.trinske@proquest.com

PROQUEST COMPANY ISSUES PRELIMINARY

EARNINGS OUTLOOK FOR THIRD QUARTER

ANN ARBOR, Mich., October 17, 2005 – ProQuest Company (NYSE: PQE), a leading publisher of information and education solutions, today released a preliminary financial outlook for its third quarter of 2005. This outlook includes the business impact of Hurricanes Katrina and Rita, and the resulting impact of delays in reading and math intervention funding in Texas.

The company expects third quarter revenue of $158 to $160 million and earnings of $0.58 to $0.60 per share.

For the third quarter, approximately $4.0 million of revenue was lost because of damage to Voyager customer schools in Louisiana, Mississippi and Texas, some of which are closed indefinitely. In addition, reading and math intervention funding of more than $100 million was approved by the Texas state government, but disbursement of these approved funds has been delayed. The delay is a result of the State of Texas having to evaluate its schools’ needs after the damage of Hurricane Rita, and at the same time enrolling many new students that have relocated to Texas. The earnings impact of the shortfall in revenue of Voyager products is approximately $0.20 per share for the third quarter.

“The hurricanes had two unforeseen impacts on our Voyager business,” said Alan Aldworth, chairman and CEO of ProQuest Company. “Limited sales to customers in hurricane-ravaged areas of Louisiana and Texas reduced Voyager’s third quarter sales by approximately $4.0 million which we do not believe will be made up in 2005. Additionally, Texas funding delays had an adverse impact on Voyager’s revenue of approximately $10 million. Since the reading

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ProQuest Issues Preliminary Earnings Outlook for Third Quarter, Page 2 of 3

intervention funds have already been approved by Texas legislators, we expect that the funds – while currently delayed – will be disbursed for the current 2005-2006 academic year. I believe that the majority of this revenue will be recovered in early 2006, with a small amount realized in 2005,” said Aldworth.

ProQuest Company will address the third quarter in full detail on the regularly scheduled conference call on October 27th. Complete information on how to access the conference call is attached, and can also be found on the company’s website, www.proquestcompany.com.

About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of information and education solutions. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world's automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services. ProQuest Company was recently named one of the nation’s 200 best small companies by Forbes magazine, and one of the 100 fastest growing technology companies in the United States by Business 2.0 magazine.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: increased debt level due to the acquisition of Voyager Learning, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to successfully integrate the Voyager Learning acquisition, the ability to successfully close and integrate other acquisitions, demand for ProQuest's products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest's business, including K-12 and higher education, and automotive, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company’s ability to obtain OEM data access agreements, the company's ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. We undertake no obligation to update any of these forward-looking statements.

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ProQuest Issues Preliminary Earnings Outlook for Third Quarter, Page 3 of 3

Q3 2005

Earnings Release & Conference Call

Thursday, October 27, 2005

Financial Release:

Our earnings release will be issued on Thursday, October 27, 2005 after 4:00 P.M. (ET)

Conference Call:

Q3 2005 Conference Call with management will be held on Thursday, October 27, 2005 at

5:00 P.M. (ET)

Conference Call Details:	US/Canada	(888) 688-0384
	International	(706) 679-7706
	Password	ProQuest Company
	Meeting Leader	Mark Trinske

Conference Call Replay:	ID#	9923462
(Available until November 11)	US/Canada	(800) 642-1687
	International	(706) 645-9291

Webcast:	http://www.proquestcompany.com

http://www.streetevents.com

http://biz.yahoo.com/p/p/pqe.html

For further information, please contact:

Mark Trinske, VP, Investor Relations

734/997-4910

Email: mark.trinske@proquest.com

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